Exhibit (d-2)

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                           FRED ALGER MANAGEMENT, INC.
                                       AND
                               MARTIN CURRIE INC.

                                  NOVEMBER 2006


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                                TABLE OF CONTENTS

1.       APPOINTMENT AND INITIAL FUND VALUE....................................1
2.       DELIVERY OF DOCUMENTS.................................................2
3.       REGULATORY STATUS.....................................................3
4.       INVESTMENT ADVISORY SERVICES..........................................3
         a)       MANAGEMENT OF THE FUND.......................................3
         b)       COVENANTS....................................................6
         c)       BOOKS AND RECORDS............................................6
         d)       REPORTS, EVALUATIONS, AND OTHER SERVICES.....................7
         e)       PURCHASE AND SALE OF SECURITIES..............................7
         f)       BROKERS OR DEALERS...........................................7
         g)       AGGREGATION OF SECURITIES TRANSACTIONS.......................7
         h)       DELEGATION...................................................8
5.       REPRESENTATIONS AND WARRANTIES........................................8
6.       COMPENSATION.........................................................10
7.       LIMITATION OF SUB-ADVISER'S LIABILITY AND THE TRUST'S LIABILITY......11
8.       USE OF NAMES AND OTHER INFORMATION...................................11
9.       NON-EXCLUSIVE SERVICES...............................................12
10.      EFFECTIVE DATE, AMENDMENT, AND TERMINATION...........................12
11.      CERTAIN DEFINITIONS..................................................13
12.      INDEPENDENT CONTRACTOR...............................................13
13.      [INDEMNIFICATION.....................................................13
14.      RISK WARNINGS........................................................14
15.      CONFLICTS OF INTEREST................................................14
16.      COMPLAINTS...........................................................14
17.      CONFIDENTIALITY......................................................14
18.      GOVERNING LAW........................................................15
19.      SEVERABILITY.........................................................15
20.      INSTRUCTIONS.........................................................15
21.      NOTICES..............................................................16
22.      TAXATION ............................................................16
23.      AMENDMENT ...........................................................16
24.      GENERAL .............................................................16
25.      FORCE MAJEURE .......................................................17
26.      CHANGES WITHIN THE SUB-ADVISER ......................................17
27.      RISK DISCLOSURE .....................................................17

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AGREEMENT,  made as of the (the "Commencement  Date"), by and between Fred Alger
Management, Inc., Fifth Avenue, New York, New York, 10003 a New York corporation (the "Adviser"), and Martin Currie Inc., a corporation organized under the laws of the State of New York ("the Sub-Adviser"), and having its principal office at Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES, Scotland.

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and has been retained by the China-U.S. Growth Fund (the "Fund" or the "Trust"), a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an Investment Management Agreement dated September 8, 2003 (the "Management Agreement"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with investment sub-advisory services in connection with the management of the Fund and the Sub-Adviser is willing to furnish such services; and

NOW, THEREFORE, in consideration of the terms, conditions, and mutual covenants herein contained, the parties agree as follows:

DEFINITIONS

Associate:      a company within the same group as the Sub-Adviser

The Act: the Financial Services and Markets Act 2000 as amended from time to time

The FSA:        the Financial Services Authority or its successor

FSA Rules:      the rules from time to time of the FSA

In-House Funds: Unit Trusts, Investment Trusts, SICAVs (societe d'investissement a capital variable) and/or open ended investment companies or collective investment schemes (whether on shore or off shore) operated, managed and/or advised by the Sub-Adviser or an Associate.

Intermediate   Customer:.....an   individual,   company,   partnership,   trust,
government, local or public authority or institution which is deemed to have a certain level of investment experience by the FSA rules.

1.       APPOINTMENT AND INITIAL FUND VALUE

         a) The Adviser hereby appoints the Sub-Adviser to act as a sub-adviser to the Fund with respect to that portion of the assets of the Fund that the Adviser shall allocate from time to time to the Sub-Adviser for such purpose (the "Sub-Adviser Assets"), subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees (the "Board"), for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         b) This Agreement shall commence as of the date of execution hereof.

         c) The initial value of the Sub-Adviser Assets are to be provided to the Sub-Adviser (as agreed with Sub-Adviser).


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2.       DELIVERY OF DOCUMENTS

         a) The Adviser has delivered, or will promptly deliver, to the Sub-Adviser copies of each of the following documents and will promptly deliver to it all future amendments and supplements thereto, if any:

                  i) the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), as filed with the Secretary of State of The Commonwealth of Massachusetts on February 14, 2003;

                  ii) The Certificate of Amendment to the Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on September 5, 2003;

                  iii)     The  Certificate  of  Designation,  as filed with the
                           Secretary   of   State   of   The   Commonwealth   of
                           Massachusetts on February 4, 2005;

                  iv) the Trust's Amended and Restated By-Laws, dated as of December 7, 2004;

                  v) resolutions of the Board authorizing the execution and delivery of this Agreement;

                  vi) the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC");

                  vii) the currently effective Prospectus and Statement of Additional Information of the Fund (collectively the "Prospectus"); and

                  viii) to provide the Sub-Adviser with such evidence of identity as may be requested to allow the Sub-Adviser to fulfill all its duties and obligations under applicable anti-money laundering legislation, rules, regulations or guidance. The Sub-Adviser shall not be entitled to remit any sums to the Adviser or receive any sums from the Adviser or commence management of the Sub-Adviser Assets, until the verification procedure is complete.

         b) The Sub-Adviser has delivered, or will promptly deliver, to the Adviser copies of each of the following documents and will promptly delivery to it all future amendments and supplements thereto, if any:

                  i) the Sub-Adviser's Uniform Application for Investment Adviser Registration Parts I and II ("Form ADV");

                  ii) any written supervisory and operating policies and procedures, or summaries thereof of the Sub-Adviser that the Adviser or the Board may reasonably request;

                  iii) the Sub-Adviser's Code of Ethics which complies with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and related policies and procedures;

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                  iv)      certificates  of liability  insurance  evidencing the
                           Sub-Adviser's  Errors and Omissions and Directors and
                           Officers   Liability   and  Fidelity   Bond  Coverage
                           attached hereto as Appendix D;

                  v) the Sub-Adviser's compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act, and related policies and procedures; and

                  vi) any other documents that the Adviser or the Board may reasonably request and which is within the power and capability of the Sub Adviser to provide.

3.       REGULATORY STATUS

         The services to be provided by the Sub-Adviser are provided on the basis that the Adviser is deemed to be an Intermediate Customer, as defined by the Financial Services Authority, but nothing in this Agreement shall exclude the liability of the Sub- Adviser to the Adviser under the Act or the FSA Rules.

         The Sub-Adviser is authorized and regulated by the FSA and Securities and Exchange Commission ("SEC") in the conduct of its investment business. The Sub-Adviser is duly registered as an "Investment Adviser" with the FSA and also the SEC (under the Investment Advisers Act of 1940). The Sub-Adviser will notify the Adviser immediately if it ceases to be authorized and regulated by the FSA or if it ceases to be registered with the SEC. The Sub-Adviser will at all times comply with the FSA and SEC Rules insofar as they relate to the management of the Fund.

         The Adviser confirms that it has received from the Sub-Adviser a copy of the Sub-Adviser's Form ADV at least 48 hours in advance of the date of signing of this Agreement.

4.       INVESTMENT ADVISORY SERVICES

         a)       MANAGEMENT OF THE FUND

                  i) The Sub-Adviser hereby undertakes to act as an investment sub-adviser to the Fund. The Sub-Adviser shall provide investment management services to the Fund for the Sub-Adviser Assets, subject to the oversight and supervision of the Sub-Adviser Assets by the Adviser and/ or the Board, in accordance with this Agreement, the Operational Guidelines described on Appendix A to this Agreement and the Fund's investment objectives, policies and restrictions as set forth in Appendix B to this Agreement, as may be revised from time to time, which revisions shall be mutually agreed in writing, with due time for the Sub-Adviser to comply. For the duration of this Agreement the Sub-Adviser shall, subject to the investment objectives and restrictions from time to time agreed with the Adviser manage the Fund, acting in good faith and with reasonable skill and care, and shall have full power, authority and right to exercise the functions, duties, powers and discretion exercisable by the Adviser in managing the Fund, either itself or wholly or in part through its authorized agents or delegates, (and for the avoidance of doubt, the Sub-Adviser shall always perform the investment advisory services which shall never be delegated by the Sub-Adviser), including full discretion, without prior reference to the Adviser, to buy, sell, retain, exchange or otherwise deal in investments and other assets or securities, make deposits, (subscribe to issues and offers for
                           sale   and   accept   placings,

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                           underwritings    and    sub-underwritings    of   any
                           investments),   advise  on  or  execute  transactions
                           (including   those  in  or  related  to   unregulated
                           collective investment schemes), exercise rights in investments, negotiate and execute counterparty and
                           account  opening  documentation,   take  all  routine
                           day-to-day  decisions  and to manage the  Sub-Adviser
                           Assets  in  such  manner  as  the   Sub-Adviser   may
                           determine upon, but always subject to the applicable obligations of the Sub-Adviser under the FSA Rules
                           and   regulations   and  the   applicable  SEC  rules
                           regarding   suitability  and  best   execution.   The
                           Sub-Adviser  shall not be  responsible  or liable for
                           the  selection  of  the   investment   objectives  or
                           restrictions.

                  ii) The Adviser shall retain oversight and supervision over the Sub-Adviser Assets and in the event that the Sub-Adviser is found to be in beach of it's obligations hereunder and not performing the investment management activities according to the terms hereunder, then the Adviser will have the right to step in and direct the Sub-Adviser accordingly, to ensure the terms of this Agreement are adhered to.

         In furtherance of the foregoing, the Sub-Adviser shall:

                  i) obtain and evaluate pertinent economic, statistical and financial data, and other significant events and developments which affect: the economies of Asia and China; the Fund's investment program; and Asian and Chinese issuers of securities included in the Fund's portfolio as well as the industries in which they engage or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in the portfolio of the Sub-Adviser Assets;

                  ii) determine which securities of Asian, Chinese and other issuers shall be included in assets under the supervision of the Sub-Adviser;

                  iii) in its discretion, make determinations with respect to the investment of the Sub-Adviser Assets and, with respect to such assets, the purchase and sale of portfolio securities of Asian and Chinese issuers;

                  iv) take, on behalf of the Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and which are consistent with the Sub-Adviser's functions as provided above including voting any proxies issued by companies selected by the Sub-Adviser, and shall provide an annual record, in a format acceptable to the Adviser acting reasonably, of the voting of such proxies to the Adviser for inclusion in the Fund's Form N-PX. The Sub-Adviser may exercise or refrain from exercising any voting and other rights or privileges attaching to the investments of the Fund at its discretion, subject to the Adviser's specific instructions (if any); and the Sub-Adviser being reasonably satisfied that the exercise or refraining from exercise is in the best interests of the Fund.
                           The Adviser acknowledges and agrees that the Sub-Adviser may use the services of a proxy voting company, provided that any such proxy voting company shall vote in accordance with the Sub-Adviser's voting policy, a copy of which has been provided to the Adviser prior to commencement of this Agreement;

                  v) The Adviser hereby acknowledges that where the Fund includes collective investment schemes, investment companies and other vehicles for collective

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                           investment  (including  without limitation trusts and
                           limited partnerships), the Sub-Adviser's reporting system does not report the underlying holdings of said entities;

                  vi) Where the investment objectives and restrictions have been breached, the Sub-Adviser will endeavor, with the minimum of delay, to restore them to the then current agreed allocation levels, unless this would not be in the best interests of the Fund, in which case the Sub-Adviser shall take such appropriate action (in the best interests of the Fund) and in consultation with the Adviser;

                  vii) In making investment decisions, the Sub-Adviser shall exercise its discretion upon the information from time to time available to it. Such information shall not include any information which the Sub-Adviser or any of its employees are under a fiduciary, statutory or other legal duty not to disclose and the Sub-Adviser shall not take such information into account in exercising its discretion;

                  viii) In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Adviser may determine and communicate to the Sub-Adviser in writing, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to other clients of the Sub-Adviser and its Associates as to which the Sub-Adviser or its affiliates exercise investment discretion; and

                  ix)      The Sub-Adviser may not make any arrangements to:

                           a) lend to a third party any investments or documents of the title or certificates evidencing title to investments comprising the Fund or any part of it;

                           b)       borrow on the Adviser's  behalf  against the
                                    security  of  such   investments   or  other
                                    property; or

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                           c)       deposit such  investments with a third party
                                    by way of collateral.

         b)       COVENANTS

                  The Sub-Adviser shall carry out its investment sub-advisory responsibilities in a manner consistent with (i) Appendix A to this Agreement; (ii) the 1940 Act, the Advisers Act, the 1933 Act, Subchapter M of the Internal Revenue Code of 1986, as amended, the regulations under each of the foregoing and any laws or regulations other than the foregoing applicable to the Sub-Adviser, each as applicable to the investment management of the Fund; and (iii) the investment objectives, policies and restrictions as set out in Appendix B to this Agreement; and such other investment policies, procedures and/or limitations as adopted by the Board, the Trust or the Adviser with respect to the Fund. Appendix A and Appendix B may be amended from time to time which amendments shall be mutually agreed in writing and by transmitting the amended Appendix, with due time for the Sub-Adviser to comply, provided that the agreement of neither party is to be unreasonably withheld and provided further that any such amendment shall be consistent with the version of the Prospectus in effect at such time. If the Sub-Adviser considers that any investment objective, policy or restriction received may not, from a compliance and or systems viewpoint, be capable of being fully observed, it shall promptly notify the Adviser of the same with a view to arrive at a mutually acceptable method of resolution. The Sub-Adviser shall use all reasonable endeavors to comply with such investment objective, policy or restriction to the fullest practicable extent, subject to Section 19 of this Agreement. While the Sub-Adviser will take reasonable care to manage the assets in accordance with the Fund's investment objectives, and to reflect the terms as specified in Appendix B, the Adviser understands that there is no certainty that this will be achieved. The existence of any benchmark shall not preclude the Sub-Adviser from investing in countries or issuers not forming components of the benchmark where this is considered to be in the interests of the Fund. The Sub-Adviser is permitted to take up any offer of rights or free subscription or other warrants issued in respect of investments held in the portfolio of Sub-Adviser Assets or to acquire securities as a result of a take-over, merger or other offer, provided that such action is taken for the benefit of the Fund. The Sub-Adviser will make its officers and employees available to the Adviser from time to time and at reasonable times to review the Fund's investment policies and for consultation regarding the Fund's investment affairs.

         c)       BOOKS AND RECORDS

                  The Sub-Adviser shall keep the books and records with respect to the Fund's securities transactions required to be maintained by or on behalf of the Fund with respect to sub-advisory services rendered hereunder in accordance with Rule 204-2 under the Advisers Act, Section 31(a) of the 1940 Act and will furnish such periodic and special reports as the Adviser or the Board may reasonably request, and which is within the power and capability of the Sub-Adviser to provide. The Sub-Adviser agrees to provide reasonable access to all records that it maintains for the Fund upon the Fund's reasonable request. The Sub-Adviser further agrees to preserve such records of the Fund for the periods prescribed by Rule 31a-2 of the 1940 Act and any other applicable laws, rules, and regulations applying to the Sub-Adviser. The Sub-Adviser agrees that such records are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request provided that the Sub-Adviser may retain a copy of such records.

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         d)       REPORTS, EVALUATIONS, AND OTHER SERVICES

                  The Sub-Adviser shall render reports, evaluations, information or analyses to the Adviser and the Board with respect to the Fund in such form and manner as described on Appendix A to this Agreement or as the Adviser or the Board may otherwise agree with the Sub-Adviser from time to time. The Sub-Adviser shall give the Adviser and, upon request of the Adviser, the Board written notice of any changes in the Sub-Adviser's personnel who are responsible for the day-to-day management of the Sub-Adviser Assets as soon as reasonably practicable, but no later than five (5) business days, after such information becomes known or available to the Sub-Adviser.

         e)       PURCHASE AND SALE OF SECURITIES

                  The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Sub-Adviser Assets with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or the Sub-Adviser to the extent permitted by the 1940 Act, the Trust's policies and procedures, and as the Adviser shall notify the Sub-Adviser from time to time. The Sub-Adviser shall seek to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Sub-Adviser may consider various factors, including but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub-Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In connection with the placement of orders, the Sub-Adviser will create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules, and regulations applying to the Sub-Adviser, including but not limited to Section 31(a) of the 1940 Act and in accordance with Section 4(c) of this Agreement.

                  In connection with the purchase and sale of securities for the Sub-Adviser Assets, the Sub-Adviser shall carry out its responsibilities in accordance with the Operational Guidelines described on Appendix A to this Agreement.

         f)       BROKERS OR DEALERS

                  The Sub-Adviser may, to the extent permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the FSA Rules pay a broker or dealer who provides research services to the Sub-Adviser a commission for executing a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Adviser's overall responsibilities with respect to the discretionary accounts that it manages. The Sub-Adviser shall render a written report to the Board, at least quarterly, regarding overall commissions paid by the Fund in accordance with Section 4 (a) (x) of this Agreement.

         g)       AGGREGATION OF SECURITIES TRANSACTIONS

                  In executing portfolio transactions for the Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, subject to the FSA rules and SEC rules, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients if, in the Sub-Adviser's reasonable judgment, such aggregation will be likely to result in an overall economic benefit to the Sub-Adviser's clients as a whole, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements albeit the Adviser acknowledges that aggregation may occasionally be to the Adviser's disadvantage. and (ii) is not inconsistent with the policies set forth in the Trust's Prospectus and previously notified to the Sub-Adviser. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner and consistent with its fiduciary obligations to the Fund

         h)       DELEGATION

                  The Sub-Adviser may, where reasonable, employ agents and delegates (including Associates) to perform any administrative/ or ancillary services (but not investment advisory services) required to enable the Sub-Adviser to perform its services under this Agreement. The Sub-Adviser will act in good faith and with reasonable skill and care in the selection, use and monitoring of agents. The Sub-Adviser's liability to the Adviser for all matters so delegated shall not be affected thereby.

5.       REPRESENTATIONS AND WARRANTIES

         a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

                  i) The Sub-Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

                  ii) The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Sub-Adviser shall have in place and maintain all necessary registrations or licenses in effect at all times during the term of this Agreement;

                  iii)     The  Sub-Adviser  at all  times  shall  use its  best
                           judgment    and   efforts   in   carrying   out   the
                           Sub-Adviser's obligations hereunder; and

                  iv) The Sub-Adviser shall maintain the following insurance protection with respect to its obligations under this Agreement: (i) Directors and Officers and Errors and Omissions Insurance of such types and in such amounts as the Sub-Adviser may reasonably deem necessary to protect the Adviser and its agents against loss from errors or omission in performance of the Sub-Adviser's duties and obligations described in or contemplated by this Agreement; and (ii) Fidelity Bond Coverage of Sub-Adviser personnel which may be required under applicable law, including but not limited to Rule 17g-1 under the 1940 Act, in connection with the Sub-Adviser's services as Sub-Adviser under this Agreement. The Sub-Adviser has provided the Adviser with certificates of liability insurance evidencing the foregoing, attached hereto as Appendix D, and shall notify the Adviser of any material changes thereto.

         b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

                  i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

                  ii) The Adviser is registered as an investment adviser with the SEC under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement;

                  iii) The Trust has been duly organized as a business trust under the laws of The Commonwealth of Massachusetts;

                  iv) The Trust is registered as an investment company with the SEC under the 1940 Act, and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement;

                  v) no part of the Fund has been granted by way of security or is otherwise subject to any claim by a third party;

                  vi) any information provided to the Sub-Adviser in relation to status, including in particular residence and domicile for taxation purposes, is complete and correct and the Adviser agrees to provide any further information properly required by the Sub-Adviser or any competent authority. The Adviser shall notify the Sub-Adviser immediately if there is any material change in any such information provided;

                  vii) That the Adviser has adopted a compliance program as required pursuant to Rule 206(4) -7 under the Advisers Act and pursuant to Rule 38a-1, ("Compliance Program"), as respects the Fund, and agrees to
                           provide  a  summary   of  any  such   processes   and
                           procedures  to  the   Sub-Adviser   upon   reasonable
                           request;

                  viii) The Adviser will procure that the Trust will provide all necessary authorizations to the Sub-Adviser to enable the Sub-Adviser to carry out its duties under this Agreement.

         (c)      The Adviser undertakes:

                  i) not to deal, except through the Sub-Adviser, with any of the assets comprising the Sub-Adviser Assets or to authorize anyone else so to deal;

                  ii) if so directed by authorized personnel of the Sub-Adviser the Adviser shall promptly arrange for the execution or production of any documents necessary to carry out transactions effected in accordance with this Agreement. Where a delay or failure to deliver such documents is envisaged the Adviser shall notify the Sub-Adviser;

                  iii) To promptly notify the Sub-Adviser as soon as it becomes aware of any material regulatory or legal investigation involving the business and affairs generally of the Adviser, or another company within the same group as the Adviser, and to provide the Sub-Adviser with information thereto (as may be reasonably requested). For the avoidance of doubt, standard and non material regulatory investigations and notices shall not required to be notified to the Sub-Adviser. The Adviser shall also promptly notify the Sub-Adviser of any material defaults under the Adviser's own Compliance Program and shall provide the Sub-Adviser with any information thereto as may be reasonably requested; and

                  iv) The Adviser and the Sub-Adviser shall conform with all applicable rules, laws and regulations. In the event the Adviser wishes to change the investment objectives, restrictions and guidelines such that would involve new laws, regulations applying to the investment management of the Fund, (subsequent to the date of signing of this Agreement) then the Adviser shall be under a duty to provide the Sub-Adviser with full details of any such new laws and regulations. Any such new laws and regulations shall qualify as an amendment to this Agreement and governed by the terms of clause of 23.

6.       COMPENSATION

         a) As compensation for the services provided pursuant to this Agreement the Adviser shall pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation therefore a sub-advisory fee, paid quarterly in arrears on the day immediately following each calendar quarter, at the annual rate of .80% on the first $100 million of the Fund's average daily Sub-Adviser Assets and 0.60% on Sub-Adviser Assets thereafter. Such sub-advisory fee shall begin to accrue on the date that the Adviser authorizes the transfer of responsibility for the Sub-Adviser Assets to the Sub-Adviser. In the case of the calculation of the sub-advisory fee in respect of periods less than 90 days, the sub-advisory fee shall be calculated on a prorated basis. For the purposes of calculating the Sub-Adviser's fee, the daily value of the net assets of the Sub-Adviser Assets shall be computed by the method used to determine net assets for purposes of sales and redemptions of Fund shares. The Sub-Adviser shall have the right to waive or reduce any portion of the sub-advisory fee which it is entitled to under this Agreement. Any such waiver shall be in writing.

         b) There shall be a minimum Sub-Adviser Assets value of $25 million. In the event the value of the Sub-Advisers Assets at any time falls below $25 million, the sub advisory fees due and payable (at such times) shall be calculated as if the value of the Sub-Adviser Assets were $25 million.

         c) In order to rule out any duplication of fees in relation to In-House Funds, the Sub-Adviser shall inform the Adviser of the net asset value invested in any such In-House Funds which shall be deducted from the net asset value in order to calculate the fees due and payable by the Adviser.

         d) Other than as stated in this Agreement the Sub-Adviser will not receive any other remuneration in connection with transactions effected by the Sub-Adviser on the Adviser's behalf.

         e) In the event of any dispute arising as to the amount of the Sub-Adviser's remuneration hereunder, the same shall be referred to a mutually agreed and appointed expert for settlement and his decision shall be regarded as the decision of an expert and shall be binding and final on the parties hereto.

         f) The Sub-Adviser shall not be responsible for all those costs and expenses necessarily incurred by the Sub-Adviser in order to manage the Fund, including custodian charges, brokerage fees, commissions, stamp and other duties, taxes, governmental charges, transfer fees, registration fees and other direct or incidental charges or expenses payable or incurred in respect of acquiring, holding or realizing investments, making deposits and any foreign exchange transactions carried out in connection therewith on behalf of the Fund.

         g) The Adviser shall be responsible for calculating the sub-advisory fee and shall remit calculations (appropriately detailed) to the Sub-Adviser, within a reasonable period of time following the Quarter End, giving the Sub-Adviser reasonable period of time to review the calculations before due and payable.

7.       LIMITATION OF SUB-ADVISER'S LIABILITY AND THE TRUST'S LIABILITY

         LIMITATION OF SUB-ADVISER'S LIABILITY - In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents or employees shall be liable or responsible to the Adviser, the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the course of or connected with rendering services hereunder or for any loss suffered by the Adviser, the Fund or any shareholder of the Fund in connection with the performance of this Agreement. No warranty is given by the Sub-Adviser as to the performance or profitability of any investments, cash or other property forming part of or constituting the Fund.

         The Sub-Adviser shall not be liable on account of anything done or suffered to be done by the Sub-Adviser in good faith in accordance with any request or advice of the Adviser.

         Without prejudice to the other provisions of this Clause 7, the Sub-Adviser shall not be liable to the Adviser for any loss, or failure to take profit or advantage in relation to any investment, which may result from any compliance procedures properly operated by the Sub-Adviser.

         The Sub-Adviser shall not be liable to the Adviser for any loss arising as a result of failure to ensure that email is virus checked prior to sending.

         The Sub-Adviser shall not be liable for any default by any third party with or through whom the Sub-Adviser may deal pursuant to this Agreement or by a third party (including the Custodian) responsible for the holding, safe custody, transmission or delivery of money, investments, documents of title, certificate or other records evidencing title to investment or other comprised in the Account Fund, provided that such third parties are not Associates of the Sub-Adviser and save to the extent that such default arises by reason of (a) a breach by the Sub-Adviser of its duties or obligations pursuant to this Agreement or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Adviser.

         LIMITATION OF TRUST'S LIABILITY - The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust, however this does not impact in any way the Adviser's liability to the Sub-Adviser under the terms of this Agreement

8.       USE OF NAMES AND OTHER INFORMATION

         The Sub-Adviser shall not use the name of the Adviser or the Trust in any material relating to the Sub-Adviser in any manner not approved in advance by the Adviser or the Trust; provided however, that the Adviser and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state or other securities authority; and provided further, that in no event shall such approval be unreasonably withheld. Neither the Adviser nor the Trust shall use the name of the Sub-Adviser in any material relating to the Adviser or the Trust in any manner not approved in advance by the Sub-Adviser; provided, however, that the Sub-Adviser will approve all uses of its name which merely refer in accurate terms to this appointment hereunder or which are required by the SEC or a state or other securities authority; and provided further, that in no event shall such approval be unreasonably withheld.

         The Sub-Adviser also agrees to permit the use by the Trust or its distributor (solely for the purposes of the Fund and only during the continuation of this Agreement) of the past performance and investment history of the Fund, and to permit the use of biographical and historical data of the Sub-Adviser and its individual manager(s) relating solely to the Fund as reasonably requested and agreed to by the Sub-Adviser, provided further, that in no event shall such agreement be unreasonably withheld.

         Notwithstanding the above, these provisions shall not preclude the Sub-Adviser from complying with any statutory, regulatory or governmental requirement to provide information concerning the Fund to which the Sub-Adviser may be subject from time to time or to disclose such information to counterparties or other agents in order for the Sub-Adviser to carry out its duties hereunder provided that the Sub-Adviser shall endeavor to obtain assurance that confidential treatment will be accorded the information so provided or disclose such information to affiliates for the purpose of general business oversight. However, the Sub-Adviser shall with respect to disclosure made in compliance with any statutory, regulatory or governmental requirement to provide information concerning the Fund: (i) provide the Adviser with prompt written notice of any of the above facts to the extent not prohibited by law so that the Adviser may attempt to obtain a protective order or other appropriate remedy; and (ii) provide only that portion of information that the Sub-Adviser's legal counsel advises is legally required.

9.       NON-EXCLUSIVE SERVICES

         The Adviser understands that the Sub-Adviser's services hereunder are not to be deemed exclusive and the Sub-Adviser may provide similar investment advisory or management services to its other clients. The Adviser further understands that the Sub-Adviser may give advice and take action with respect to its other clients or for its own account that may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. The Sub-Adviser understands that the Adviser may retain one or more additional sub-advisers with respect to any portion of the Fund's assets.

10.      EFFECTIVE DATE, AMENDMENT, AND TERMINATION

         a) This Agreement shall become effective as of the date of execution hereof. The initial term of this Agreement shall be for two (2) years. Thereafter, this Agreement shall continue in effect for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees who are not parties to this Agreement or interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board or a majority of the outstanding voting securities of the Fund.

         b) This Agreement may be amended in writing at any time by mutual consent of the parties, subject to consent of the Trust, which consent must, except as otherwise permitted by or under the 1940 Act, be approved (i) by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such amendment and (ii) by vote of a majority of the outstanding voting securities of the Fund.

         c) This Agreement may be terminated at any time without payment of penalty by the Adviser upon the vote of the Board or by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, in each case on ten (10) days prior written notice to the Sub-Adviser, or, by the Sub-Adviser upon not less than sixty days written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment or termination of the Management Agreement.

         d) Either party may terminate this Agreement by immediate written notice if so required by any competent regulatory authority.

         e)       Upon termination the Sub-Adviser shall be entitled to:

                  i) the accrued amount of fees and charges referred to under Clause 6 to the date of termination;

                  ii)      any  additional  expenses   necessarily  incurred  in
                           terminating the Agreement;

                  iii)     any  losses   necessarily   realized  in  selling  or
                           concluding outstanding obligations; and

                  iv)      Termination  will  not  affect  any  accrued  rights,
                           indemnities,   existing  commitments  or  contractual
                           provisions intended to survive termination.

         (f) The Sub-Adviser shall have the right to immediately terminate this Agreement upon receiving notification with respect to regulatory and or legal investigations as provided for under clause 5 (c) (iii).

11.      CERTAIN DEFINITIONS

         The   terms   "majority   of  the   outstanding   voting   securities,"
         "assignment," and "interested persons" shall have the meanings set forth in the 1940 Act.

12.      INDEPENDENT CONTRACTOR

         The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided for herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

13.      INDEMNIFICATION

         The Sub-Adviser agrees to indemnify the Adviser on demand from and against any and all direct liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever directly resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser, its directors, officers, or employees, which may be imposed on, incurred by or asserted against the Adviser and related to the services provided under this Agreement. The Adviser agrees to indemnify the Sub-Adviser on demand from and against any and all direct liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever other than those directly resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser, its directors, officers, or employees, which may be imposed on, incurred by or asserted against the Sub-Adviser related to the services provided under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

14.      RISK WARNINGS

         The Adviser accepts and acknowledges the risk disclosures set out in Appendix C.

15.      CONFLICTS OF INTEREST

         The Adviser acknowledges and agrees to the Conflicts of Interest provisions set out in Appendix E.

16.      COMPLAINTS

         Any complaint relating to the Sub-Adviser should, in the first instance, be notified in writing to the Compliance Officer of the Sub-Adviser who will make due investigations and report his findings, in writing, to the Adviser. Once a complaint has been responded to in writing, if no indication has been received from the Adviser that they are not satisfied with the response, then after 2 months from the date of response the Sub-Adviser may treat the complaint as settled and resolved. The Adviser acknowledges that it is not entitled to pursue its complaint with the Financial Ombudsman Service.

17.      CONFIDENTIALITY

         a) Neither the Sub-Adviser nor any Associate is obliged to disclose to the Adviser or take into consideration information either:

                  (i) the disclosure of which, by them to the Adviser, would or might be a breach of duty or confidence to any other person; or

                  (ii) which comes to the notice of an employee, officer or agent of the Sub-Adviser or of an Associate, but does not come to the actual notice of the individual managing the Fund.

         (b) Any confidential information or any recommendation supplied by the Sub-Adviser, which is not otherwise in the public domain or previously known to the Adviser in connection with the performance of the Sub-Adviser's obligations hereunder, is to be regarded as confidential and is for use only by the Adviser or such persons as the Adviser may designate in advance with the consent of the Sub-Adviser in connection with the Fund, and will not be disclosed by the Adviser or such designated persons, either before or after the termination of this Agreement, to any party not authorized by the Sub-Adviser to receive the same, save as may be required by law. The Adviser will not do or suffer to be done any act which would or might prejudice or bring into disrepute the business reputation of the Sub-Adviser. For the purposes of the clause, Confidential Information shall include any information disclosed by any means to the Adviser by the Sub-Adviser or its relevant Associates or delegates as the case may, be or its representatives or advisors before or after the date of this Agreement but shall exclude part of such information which:

                  (i) is in or comes into the public domain in any way otherwise than by breach of this Agreement by the receiving party; or

                  (ii) the receiving party can show was in its possession or known to it prior to receipt from the disclosing party and was not previously acquired by the receiving party from the disclosing party under an obligation of confidence; or

                  (iii) the receiving party can show to have been developed by or for the receiving party at any time independently of any information disclosed to it by the disclosing party; or

                  (iv) the receiving party obtains or has available from a source other than the disclosing party without breach by the receiving party or such source of any obligation of confidentiality or non-use towards the disclosing party.

18.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of New York.

19.      SEVERABILITY

         If any provision of this Agreement shall become or be made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

20.      INSTRUCTIONS

         a) The Sub-Adviser is authorized to rely on, may act on and treat as fully authorized by the Adviser, any instruction or communication which purports to have been given in writing
                  (and which is accepted by the Sub-Adviser in good faith as having been given) by or on behalf of the persons notified by the Adviser from time to time to the Sub-Adviser as being authorized to instruct it in respect of the Fund and, by whatever means transmitted, unless the Sub-Adviser shall have received written notice to the contrary, whether or not the authority of such person shall have been terminated. Except as provided under this Section 20 of this Agreement, the Sub-Adviser shall be under no duty whatsoever to verify the identity of persons giving facsimile or other instructions and the Adviser indemnifies the Sub-Adviser against all liabilities, actions, proceedings, claims, losses and expenses arising out of or in connection with, whether directly or indirectly, the acceptance of facsimile or other instructions by the Sub-Adviser and upon which the Sub-Adviser is authorized to rely unless such acceptance results from or constitutes gross negligence or willful misconduct by the Sub-Adviser. The Sub-Adviser and its associates will employ commercially reasonable procedures to endeavor to confirm that the Adviser's instructions are genuine, which may include but is not limited to, the use of voice recording procedures, in connection with all communications. The Adviser shall forward to the Sub-Adviser a list of specimen signatures of authorized persons and shall notify the Sub-Adviser of any changes to the list immediately.

         b) The Sub-Adviser will acknowledge instructions from the Adviser by acting upon them but the Sub-Adviser may refuse to comply with any instructions received from the Adviser if, in the Sub-Adviser's opinion or that of its legal advisors, compliance with such instructions would contravene any applicable regulations, including but not limited to the FSA rules. In such circumstances the Sub-Adviser will promptly notify the Adviser and the appropriate regulatory agency, in writing.

         c) Where the Adviser has agreed that e-mail communications, information, advice and valuations may be provided to the Adviser via the Internet, the Adviser acknowledges that the Internet is not a secure medium for communication of sensitive information. Communication is therefore at the Adviser's own risk. The Sub-Adviser will not be liable for any breach of confidentiality which may arise from the communication being accessed by an unauthorized third party. Where the Sub-Adviser has agreed that certain communications required from the Adviser may be provided to the Sub-Adviser via the Internet, the Sub-Adviser acknowledges that the Internet is not a secure medium for communication of sensitive information. Communication is therefore at the Sub- Adviser's own risk. The Adviser will not be liable for any breach of confidentiality which may arise from the communication being accessed by an unauthorized third party.

21.      NOTICES

         Any notices hereunder shall be in writing and shall be served by hand at or by being sent by telex, facsimile or post to the offices noted below of the party on which it is to be served. Any such notice shall be deemed to have been served at the time of delivery (if delivered by hand) within two hours of the time of receipt of confirmed answerback (if served by telex or facsimile) or at the expiration of two business days after posting (if served by post). Evidence that the notice was properly addressed, stamped and posted shall be conclusive evidence of posting.

         Offices:

         Adviser: 111 Fifth Avenue New York New York, 10003, to the attention of Hal Liebes, Executive Vice President and Chief Legal Officer.

         Sub-Adviser: 1350 Avenue of the Americas, Suite 3010, New York, New York 10019 to the attention of Jamie Sandison.

22.      TAXATION

         The Adviser and any professional tax adviser of the Adviser shall be solely responsible for the management of the Adviser's and the Fund's affairs for tax purposes. The Adviser will be responsible for paying any taxes incurred in relation to investments and assets comprised in, or transactions effected for, the Fund, but the Sub-Adviser shall have authority to deduct any sum which may be required by any revenue authority in respect of tax wherever arising. The Sub-Adviser shall cooperate in providing the Adviser with such information as required by the Adviser in relation to the Fund's tax obligations in so far as the Sub-Adviser is competent and able to provide.

23.      AMENDMENT

         This Agreement may only be amended by both parties agreeing in writing.

24.      GENERAL

         No failure on the part of either party to exercise, and no delay on its part in exercising any right or remedy under this Agreement, will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

25.      FORCE MAJEURE

         Each party shall maintain and update from time to time business continuation and disaster recovery facilities and procedures with respect to its investment advisory business that it determines in good faith from time to time to meet reasonable commercial standards. Neither party to this Agreement shall be liable for any failure, interruption or delay to meet its obligations under this Agreement due to acts, events or circumstances not reasonably within its control, including, but not limited to, industrial disputes, acts or regulations of any governmental or supranational bodies or authorities and breakdown, failure or malfunction of any telecommunications or computer service or systems, except to the extent that any breakdown, failure or malfunction of any equipment or system is primarily attributable to the party's gross negligence or willful misconduct in maintaining such equipment or system. The parties shall take reasonable steps to minimize any loss or damage but neither party shall be otherwise liable or have any other responsibility of any kind for any loss or damage thereby incurred or suffered by the other party or the Fund.

26.      CHANGES WITHIN THE SUB-ADVISER

         The Sub-Adviser will inform the Adviser in writing within a reasonable time of any material changes to the information and which would directly and materially impact the Adviser and or the Fund, as provided to the Adviser under this Agreement.

27.      RISK DISCLOSURE

         The Adviser confirms that it has notice of the risk disclosure statement as set out in Appendix C.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

FRED ALGER MANAGEMENT, INC.                    MARTIN CURRIE INC.


By: /s/ Zachary Karabell                       By: /s/ Jamie Sandison
    --------------------                           ------------------
    Name:  Zachary Karabell                        Name: Jamie Sandison
    Title:  Executive Vice President               Title: Senior Vice President

                                   APPENDIX A

                             OPERATIONAL GUIDELINES

INVESTMENT MANAGEMENT

The  assets of the Fund shall be managed  with  discretion  within the limits of
Section 4 of this Agreement.

CALCULATING THE NET ASSET VALUE (NAV)

The Adviser is responsible for calculating the NAV of the Fund. The Adviser shall be the primary source of Fund data with regard to the Fund for purposes of calculating the NAV. The Adviser reserves the right to delegate the responsibility of calculating the NAV to an affiliate of the Adviser.

In order for the Adviser to calculate the NAV of the Fund, the Adviser and the Sub-Adviser shall comply with the Pricing Information guidelines described below.

PRICING INFORMATION

By the close of business on a business day in the foreign markets where the securities are principally traded ("Business Day"), the Sub-Adviser shall transmit the following information ("Price Information") to the Adviser, via facsimile, to the number listed below.

         1.   Name of Security

         2.   Closing Market Price of the previous Business Day

The Sub-Adviser shall transmit the Price Information even if said Price Information is unchanged from the previous Business Day. If on any Business Day the Sub-Adviser is unable to provide such Price Information by facsimile, the Sub-Adviser shall contact the person listed below. In the event that the Sub-Adviser fails to provide Price Information to the Adviser on a Business Day, the Adviser shall use the Price Information from the prior Business Day in its calculations.

               PRICING AND TRADING CONTACTS ADVISER

               Facsimile Number: 201-434-1459
               Contact Person: Mike Martins
               Telephone Number: 201-547-3600
               E-mail: mmartins@alger.com

               PRICING AND TRADING CONTACTS SUB-ADVISER

               Facsimile Number: 212-258-1919
               Contact Person:  - Alan Davidson
               Telephone Number: 0131 479 4702
               Email:adavidson@martincurrie.com

INVESTMENT PERFORMANCE MONITORING PROCEDURES

The Trustees and/or their designees will review the Sub-Adviser's process and performance as sub-adviser, no less than annually, to determine whether the investments performed satisfactorily compared to appropriate market indices as well as whether the Sub-Adviser is meeting the Fund's stated investment objectives and complying with the Fund's investment guidelines. Periodic reviews will include but will not be limited to: historical risk and return results; fees and expense levels; and material changes in the Sub-Adviser's investment philosophy, process or personnel. The Adviser and the Sub-Adviser shall meet by conference call Quarterly and ad hoc where reasonably required to review the Sub-Adviser's determinations with respect to the Sub-Adviser Assets, including a review of performance of the Sub-Adviser as sub-adviser and other related matters, in light of the Fund's stated investment objectives, appropriate market indices, and benchmarks.

BOOKS AND RECORDS

During and for a reasonable time after the term of this Agreement, upon reasonable notice, the Sub-Adviser shall permit the Adviser or its agents, at all reasonable times during business hours (normal business hours as per geographical location) to inspect, at the Adviser's expense, the Sub-Adviser's records of securities transactions, holdings, and valuation, including all listings and appraisals of securities with respect to such transactions, holdings or valuations, and all other records and other data created and maintained relating to this Agreement to the extent that such access would not compromise any duty of confidentiality of the Sub-Adviser to its other clients.

REPORTS, EVALUATIONS, AND OTHER SERVICES

Unless otherwise requested in writing, the Sub-Adviser shall cause to be delivered to the Adviser, as soon as practicable after the end of each month, each quarter, and each year, a written monthly, quarterly, and annual performance statement showing: all investments at the close of business on the last day of the month, quarter, and year; all additions to and withdrawals from the Fund's assets during such period; the return on the Sub-Adviser Assets; such other information required by any statutory, regulatory or governmental requirement and which is reasonably practicable for the Sub-Adviser to provide; and such other information as the Adviser and the Sub-Adviser shall agree from time to time.

In addition to the periodic performance reports, the Trustees expect that unusual, notable or extraordinary events regarding the investments will be communicated as soon as practicable by the Sub-Adviser. Examples of such events include turnover within the Sub-Adviser's investment advisory team that have a material impact on the management of the Sub-Adviser Assets, violation of investment guidelines or restrictions other than a violation resulting from changes in market movements or other changes beyond the Sub-Adviser's control, material litigation against the Sub-Adviser, and material changes in ownership or organization structure of the Sub-Adviser that have a material impact on the management of the Sub-Adviser Assets.

PURCHASE AND SALE OF SECURITIES

In connection with the purchase and sale of securities for the Sub-Adviser Assets, the Sub-Adviser will arrange for the transmission to State Street Bank and Trust Company or its agents (collectively referred to as the "Custodian") and the Adviser, on a daily basis, such confirmation, trade tickets, and other documents and information, including but not limited to, Cusip, Sedol or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian and the Adviser to perform their administrative and record keeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through
securities  depositories,   the  Sub-Adviser  will
arrange for the automatic transmission of the confirmation of such trades to the Custodian and the Adviser.

The Sub-Adviser will monitor on a daily basis the determination by the Custodian and the Adviser of the valuation of portfolio securities and other investments in the Sub-Adviser Assets provided that such information is provided to the Sub-Adviser by the Custodian or the Adviser. The Sub-Adviser will assist the Custodian and the Adviser in determining or confirming, consistent with the procedures and policies stated in the Prospectus, the value of any portfolio securities or other assets in the Sub-Adviser Assets for which the Custodian and the Adviser seeks assistance from, or identifies for review by, the Sub-Adviser. The Sub-Adviser shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

                                   APPENDIX B

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

                          THE CHINA - U.S. GROWTH FUND

The Fund seeks to achieve its objective by investing in equity securities, such as common or preferred stocks, or securities convertible into or exchangeable for equity securities, including warrants and rights.

The Sub-Adviser Assets will be invested primarily in equity securities, such as common or preferred stocks, of companies, which the Sub-Adviser believes will benefit from China's economic development and growth. The Sub-Adviser Assets will normally be invested primarily in the U.S. and Chinese securities markets. There is no guarantee that the Fund will achieve its objective.

Under normal circumstances, the Fund will invest at least 80% of the value of its net assets plus borrowings, if any, in the equity securities of companies that are economically tied to China or the United States. It may invest the remainder of its assets in equity securities, or investments of other types as noted in the Fund's prospectus and statement of additional information, that are not issued by companies economically tied to either country.

For the avoidance of doubt, the term 'China' includes Greater China, the People's Republic of China, Hong Kong and Taiwan.

In adhering to the Investment Restrictions section Clause 7 in the Statement of Additional Information, the Sub-Adviser will monitor against the MSCI tier 3 industry level.

The Sub-Adviser will comply with the Fund's investment objectives, policies and restrictions as set forth in the Fund's prospectus and statement of additional information, which may be revised from time to time. As set forth in the Agreement, the Adviser will promptly deliver revised copies of the Fund's prospectus or statement of additional information, as applicable, to the Sub-Adviser.

This Appendix B may be amended from time to time as provided under Section 4(a) of the Agreement. The Adviser and Sub-Adviser may agree to further modify the Sub-Adviser's required compliance with the Fund's investment objectives, policies and restrictions. These modifications may be agreed upon in writing by the Adviser and Sub-Adviser on a case-by-case basis.

APPENDIX C

                            RISK DISCLOSURE STATEMENT

The prices of securities fluctuate, sometimes dramatically. The price of a security may move up or down, and may become valueless. It is as likely that losses will be incurred rather than profit made as a result of buying and selling securities.

RISK OF TRADING FUTURES AND OPTIONS

The risk of loss in trading futures contracts or options is substantial. In some circumstances, you may sustain losses in excess of your initial margin funds. Placing contingent orders, such as "stop-loss" or "stop-limit" orders, will not necessarily avoid loss. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position may be liquidated. You will remain liable for any resulting deficit in your account. You should therefore study and understand futures contracts and options before you trade and carefully consider whether such trading is suitable in the light of your own financial position and investment objectives. If you trade options you should inform yourself of exercise and expiration procedures and your rights and obligations upon exercise or expiry.

RISK OF TRADING GROWTH ENTERPRISE MARKET STOCKS

Growth Enterprise Market (GEM) stocks involve a high investment risk. In particular, companies may list on GEM with neither a track record of profitability nor any obligation to forecast future profitability. GEM stocks may be very volatile and illiquid.

You should make the decision to invest only after due and careful consideration. The greater risk profile and other characteristics of GEM mean that it is a market more suited to professional and other sophisticated investors.

Current information on GEM stocks may only be found on the internet website operated by The Stock Exchange of Hong Kong Limited. GEM Companies are usually not required to issue paid announcements in gazetted newspapers.

You should seek independent professional advice if you are uncertain of or have not understood any aspect of this risk disclosure statement or the nature and risks involved in trading of GEM stocks.

RISK OF MARGIN TRADING

The risk of loss in financing a transaction by deposit of collateral is significant. You may sustain losses in excess of your cash and any other assets deposited as collateral with the dealer or securities margin financier. Market conditions may make it impossible to execute contingent orders, such as "stop-loss" or "stop-limit" orders. You may be called upon at short notice to make additional margin deposits or interest payments. If the required margin deposits or interest payments are not made within the prescribed time, your collateral may be liquidated without your consent. Moreover, you will remain liable for any resulting deficit in your account and interest charged on your account. You should therefore carefully consider whether such a financing arrangement is suitable in light of your own financial position and investment objectives.

RISK OF TRADING NASDAQ-AMEX SECURITIES AT THE STOCK EXCHANGE OF HONG KONG
LIMITED

The securities under the Nasdaq-Amex Pilot Program (PP) are aimed at sophisticated investors. You should consult your dealer and become familiarized with the PP before trading in the PP securities. You should be aware that the PP securities are not regulated as a primary or secondary listing on the Main Board or the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited.

The Adviser accepts and acknowledges that:

         a)       past performance is not necessarily a guide to the future;

         b) the value of investments, as well as any income derived from them, can fall as well as rise;

         c) the movements in exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on the investment;

         d) smaller and developing markets can be more volatile than developed stockmarkets and can carry more risk therefore a long-term approach to investing in these markets is advised;

         e) investment in futures or contracts for difference carries a high risk of loss, the markets in these investments being highly volatile. A relatively small adverse market movement may result not only in the losses of the original investment but also unquantifiable further loss exceeding any margin deposited;

         f) funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets;

         g) warrants often involve a high level of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement, unfavorable as well as favorable, in the price of the warrant.

The Adviser further accepts and acknowledges that in relation to investments held through the media of investment trusts or collective investment schemes that:

         a) smaller and developing markets can be more volatile than developed stockmarkets and can carry more risk therefore a long-term approach to investing in these markets is advised;

         b) the movements in exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on the investment.

The Adviser accepts and acknowledges that services which are to be provided by the Sub-Adviser may include advice on investments relating to, or executing transactions in units (as defined in the FSA Rules) in Unregulated Collective Investment Schemes (as defined in the FSA Rules).

Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established companies. In particular, smaller companies often have limited product lines, markets or financial resources and may be dependent for their management on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value or the risks to which they are exposed may not be available.

In some international markets and particularly in developing and emerging markets the marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume is lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets of many emerging markets may be undeveloped. Under certain circumstances the Fund may experience delays in settling transactions in the markets in which it invests.

Many developing and emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation that may affect the Fund's income and the value of its investments.

Companies in developing and emerging markets are not always subject to disclosure, accounting, auditing and financial standards which are equivalent to those applicable in more developed countries. Such information as is available is also often less reliable. There may be less rigorous government supervision and regulation.

                                   APPENDIX D

                    CERTIFICATES OF INSURANCE FOR SUB-ADVISER

                                   APPENDIX E
                              CONFLICTS OF INTEREST

                            REFERRED TO IN CLAUSE 15

The services of the Sub-Adviser to the Adviser hereunder are not deemed exclusive and the Sub-Adviser and its Associates shall be free to render similar services to others and to retain for their benefit all fees or other monies payable to the Sub-Adviser thereby, and nothing in this Agreement shall in any way be deemed to restrict the right of the Sub-Adviser, or any of its Associates, to perform investment advisory or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Adviser.

The Sub-Adviser will be entitled to act for more than one client collectively, including the Adviser, in any one transaction or series of transactions without prior reference to the Adviser. The Sub-Adviser shall have no obligation to acquire, or dispose of, a position for the Fund in any investment which the Sub-Adviser or its Associates may acquire, or dispose of, for its or their own account or for the account of their clients, if, in the sole discretion of the Sub-Adviser, it is not feasible, desirable or prudent to acquire, or dispose of, a position in such investment for the Fund.

The Sub-Adviser and any Associate may effect transactions in which the Sub-Adviser or Associate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Sub-Adviser's duty to the Adviser. Neither the Sub-Adviser nor any Associate shall be liable to account to the Adviser for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Sub-Adviser's fees, unless otherwise expressly provided, be abated.

Except as provided above, nothing in this Agreement shall limit or restrict the Sub-Adviser or its Associates from buying, selling or trading in any securities for its or their own account or accounts. Such dealings will be in accordance with the Sub-Adviser's code of ethics.

The Sub-Adviser will ensure that transactions where there is a potential conflict of interest are effected on terms which are not materially less favourable to the Adviser than if the potential conflict had not existed.

The Sub-Adviser will normally act as agent of the Adviser, who will therefore be bound by the Sub-Adviser's actions pursuant to this Agreement. Nevertheless, none of the services to be provided by the Sub-Adviser pursuant to this Agreement, nor any other matter, shall give rise to any fiduciary or equitable duties which would prevent or hinder the Sub-Adviser or any Associate in transactions with or for the Adviser, acting as principal or agent, dealing with other Associates or other customers and generally effecting transactions as provided above.

The Sub-Adviser may, without prior reference to the Adviser, effect transactions in which the Sub-Adviser or an Associate has, directly or indirectly, a material interest or a relationship with another party, which may involve a potential conflict with the Sub-Adviser's duty to the Adviser. In particular, but without limitation, such potential conflicting interests or duties may arise because:

         a) the Sub-Adviser or an Associate undertakes investment business for other clients; or


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         b)       the transaction is in units or shares of In-House Funds;

         c) the transaction or recommendation to buy or sell the relevant investment may relate to an investment in which the Sub-Adviser or an Associate may have a long or short position;

         d) the transaction relates to an investment in an issuer in which a director or employee of the Sub-Adviser or an Associate is interested on their own account. or

         e) the transaction involves the Fund buying investments from or selling investments to another client of the Sub-Adviser or of an Associate.

Unless otherwise stated, the Sub-Adviser shall not be liable to account to the Adviser for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions and the Sub-Adviser's fees and charges shall not be abated thereby.